Exhibit 99.1

Montage Resources Corporation Announces First Quarter 2020 Operational and Financial Results and Updates Full Year 2020 Guidance Including Additional 10% Reduction to Expected Capital Expenditures

IRVING, TX- May 7, 2020- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its first quarter 2020 operational and financial results and updated full year 2020 guidance. In addition, the Company will be posting an updated investor presentation to its corporate website.

First Quarter 2020 Highlights:

•	Average net daily production was 610.7 MMcfe per day, 3% above the midpoint of the Company’s previously issued guidance range and above analyst consensus expectations
•	Average natural gas equivalent realized price was $2.56 per Mcfe, including cash settled derivatives and excluding firm transportation expenses
•

Per unit cash production costs (including lease operating, transportation, gathering and compression, and production and ad valorem taxes) were $1.28 per Mcfe, outperforming the midpoint of the Company’s previously issued guidance range and better than analyst consensus expectations

•

Net income was $2.8 million; Income from continuing operations before income taxes was $10.6 million; Adjusted net income[1] was $1.2 million; and Adjusted EBITDAX[1] was $62.7 million, above of analyst consensus expectations

Updated Guidance:

•

The Company has lowered its full year 2020 capital spending guidance to $130 - $150 million, a reduction of approximately 10% reflecting the further optimization of its development activity and additional savings primarily due to service cost reductions, as well as operational efficiencies that have continued to reduce cycle times

•

Due to the downward movement in oil prices movement and demand destruction from the COVID-19 pandemic, in April the Company shut-in low margin production in its liquids-rich producing areas. These shut-ins primarily impacted the Company’s Utica condensate production. In early May, the Company increased its condensate production with the improvement of oil prices and cash-margins, and the Company expects some level of marginal shut-ins to continue until industry conditions and cash-margins dictate resuming production from the remaining affected wells.  Based upon current oil prices, the Company expects the curtailed production to have a negligible, if any, negative impact on its second quarter 2020 cash flows.

•

The Company is adjusting its full year 2020 production guidance to 555 – 575 MMcfe per day (which is 3% above the reported 2019 production of approximately 548 MMcfe per day) from 570 – 590 MMcfe per day, approximately 3% lower based upon the midpoint of the Company’s previously issued guidance ranges,  to account for the prudent second quarter production deferments which will retain flush volumes from these shut-in wells for better pricing

[1]	Non-GAAP measure. See reconciliation for details

John Reinhart, President and CEO, commented on the Company’s operational and financial results, “In much the same fashion as our actions in the first quarter of 2020 as an early mover in reducing capital expenditures and refocusing on natural gas given the lower commodity price environment and improving gas macro-economic outlook, the Company continues to dynamically optimize the development of our high quality asset base in order to maximize the fundamental value of our company while preserving our balance sheet health and maximizing full-year 2020 cash flow generation.   We currently anticipate the limited production deferments announced today will result in a reduction of our sequential quarter over quarter production and will have a minor impact of approximately 3% on our full year 2020 production guidance.  Furthermore, we believe the actions taken will have negligible impacts on second quarter 2020 cash flows and will ensure that we are in a strong position, both financially and structurally, to take advantage of the oil market’s recovery.  As oil demand returns and economic conditions improve, we expect to return the remaining production that is currently shut-in and deliver value in excess of what would be realized in the current price environment.  In addition to the prudent steps to preserve 2020 cash flows from our production base, the company is very pleased to announce a further 10% reduction to our 2020 capital spending plans that are associated with per-unit development cost reductions which we believe demonstrates our execution prowess and reinforces our ability to quickly adjust and deliver economic returns under a wide-range of market conditions.

In the first quarter of 2020, Montage Resources continued to extend its impressive track record with our Company again achieving strong execution that delivered performance ahead of the midpoint of our guidance ranges and better than analyst consensus estimates.  In just over one year, we have made significant progress on our strategic plan that has resulted in an approximate 50% increase in production since the end of 2018 while providing many meaningful operational, commercial, and financial achievements.  We will continue to leverage our experience while executing upon a plan that targets our goals of free cash flow generation and debt reduction.”

Operational Discussion

The Company’s net production for the three months ended March 31, 2020 and 2019 is set forth in the following table:

	Three Months Ended March 31,
	2020	2019
Production:
Natural gas (MMcf)	44,298.6	27,205.0
NGLs (Mbbls)	1,218.1	980.5
Oil (Mbbls)	661.7	598.0
Total (MMcfe)	55,577.4	36,676.0

Average daily production volume:
Natural gas (Mcf/d)	486,798	302,278
NGLs (Bbls/d)	13,386	10,894
Oil (Bbls/d)	7,271	6,644
Total (MMcfe/d)	610.7	407.5

Financial Discussion

Revenue for the three months ended March 31, 2020 totaled $133.4 million, compared to $141.5 million for the three months ended March 31, 2019.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue and other revenue, totaled $142.1 million for the three months ended March 31, 2020 compared to $128.6 million for the three months ended March 31, 2019.  Net Income for the three months ended March 31, 2020 was $2.8 million, or $0.08 per share, compared to Net Loss of ($14.1) million, or $(0.55) per share, for the three months ended March 31, 2019. Adjusted Net Income2 for the three months ended March 31, 2020 was $1.2 million, or $0.03 per share, compared to $18.0 million, or $0.70 per share for the three months ended March 31, 2019. Adjusted EBITDAX2 was $62.7 million for the three months ended March 31, 2020 compared to $68.9 million for the three months ended March 31, 2019.

[2]

Adjusted Revenue, Adjusted Net Income and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

Average realized price calculations for the three months ended March 31, 2020 and 2019 are set forth in the table below:

	Three Months Ended March 31,
	2020	2019
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$1.79	$3.01
NGLs ($/Bbl)	15.23	21.67
Oil ($/Bbl)	39.64	48.09
Total average prices ($/Mcfe)	2.23	3.59

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.16	$2.85
NGLs ($/Bbl)	15.56	21.89
Oil ($/Bbl)	41.26	49.66
Total average prices ($/Mcfe)	2.56	3.52

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$1.36	$2.45
NGLs ($/Bbl)	15.23	21.67
Oil ($/Bbl)	39.64	48.09
Total average prices ($/Mcfe)	1.89	3.18

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$1.74	$2.30
NGLs ($/Bbl)	15.56	21.89
Oil ($/Bbl)	41.26	49.66
Total average prices ($/Mcfe)	2.22	3.10
*rounded to the nearest penny

The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below. Per unit cash production costs, which include $0.34 per Mcfe of firm transportation expense, were $1.28 per Mcfe for the first quarter of 2020, a decrease of approximately 9% compared to the first quarter of 2019.

General and administrative expense (including one-time merger-related expenses) was $9.9 million and $28.9 million for the three months ended March 31, 2020 and 2019, respectively, and is shown in the table below. Cash general and administrative expense3 (excluding merger-related expenses, severance and stock-based compensation expense) was $8.6 million and $8.3 million for the three months ended March 31, 2020 and 2019, respectively. General and administrative expense per Mcfe (including one-time merger-related expenses) was $0.18 in the three months ended March 31, 2020 compared to $0.79 in the three months ended March 31, 2019. Cash general and administrative expense3 per Mcfe (excluding merger-related expenses, severance and stock-based compensation expense) declined approximately 35% to $0.15 in the three months ended March 31, 2020 compared to $0.23 in the three months ended March 31, 2019.

[3]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended March 31,
	2020	2019
Operating expenses (in thousands):
Lease operating	$12,043	$7,525
Transportation, gathering and compression	54,124	41,168
Production and ad valorem taxes	4,868	2,848
Total cash production costs	$71,035	$51,541

Depreciation, depletion, amortization and accretion	44,135	29,897
General and administrative[1]	9,880	28,930

Operating expenses per Mcfe:
Lease operating	$0.22	$0.21
Transportation, gathering and compression	0.97	1.12
Production and ad valorem taxes	0.09	0.08
Total cash production costs	$1.28	$1.41

Depreciation, depletion, amortization and accretion	0.79	0.82
General and administrative[2]	0.18	0.79
[1]	Includes stock-based compensation, merger-related expenses and severance of $ 1.3 million and $ 20.6 million for the three months ended March 31, 2020 and 2019, respectively
[2]	Includes stock-based compensation, merger-related expenses and severance of $ 0.03 per Mcfe and $ 0.56 per Mcfe for the three months ended March 31, 2020 and 2019, respectively

Cash Margins

The Company’s cash margins are detailed in the table below:

	Three Months Ended		Three Months Ended
	March 31, 2020	March 31, 2019	December 31, 2019
(per Mcfe)
Average realized price (including cash settled derivatives, excluding firm transportation)	$2.56	$3.52	$3.01
Total cash production costs[1]	1.28	1.41	1.33
Cash production margin	$1.28	$2.11	$1.68
Cash production margin %	50%	60%	56%

Cash production margin	$1.28	$2.11	$1.68
Cash general and administrative expenses[2]	0.15	0.23	0.16
Cash operating margin	$1.13	$1.88	$1.52
Cash operating margin %	44%	53%	50%

Cash operating margin	$1.13	$1.88	$1.52
Interest expense	0.27	0.38	0.26
Corporate cash operating margin[3]	$0.86	$1.50	$1.26
Corporate cash operating margin %	34%	43%	42%

[1]	Includes lease operating, transportation, gathering and compression, and production and ad valorem taxes
[2]

Cash general and administrative expense is a non-GAAP financial measure which excludes stock-based compensation expense, merger related expenses and severance. See reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

[3]

Includes lease operating, transportation, gathering and compression, production and ad valorem taxes, cash general & administrative expense and interest expense.  Cash general and administrative expense is a non-GAAP financial measure which excludes stock-based compensation expense, merger related expenses and severance See reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Capital Expenditures

First quarter 2020 capital expenditures were $52.4 million, including $50.3 million for drilling and completions, $1.9 million for land-related expenditures and $0.2 million for other expenditures.

During the first quarter of 2020, the Company commenced drilling 4 gross (3.6 net) operated wells, commenced completions of 4 gross (3.1 net) operated wells and turned to sales 3 gross (2.8 net) operated wells.

Financial Position and Liquidity

As of March 31, 2020, the Company’s liquidity was $328.1 million, consisting of $7.3 million in cash and cash equivalents and $320.8 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $29.2 million and $150.0 million in outstanding borrowings).

Subsequent to the end of the first quarter 2020, the Company completed the semi-annual redetermination of the borrowing base under its revolving credit facility, which resulted in a fully committed borrowing base of $475 million. The next redetermination of the borrowing base under the Company’s revolving credit facility is scheduled for the fall of 2020.

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “We are very proud of the results in the first quarter of 2020 that have allowed the Company to solidify its financial strength despite a weakening commodity price environment. As the team continues to mitigate the effects of the lower oil price and demand destruction, we expect that the benefits of the flexibility of our portfolio, our continued improvement in operating costs and our ability to optimize our uncommitted volumes that allow the Company to achieve an uplift relative to in-basin Appalachian natural gas pricing will permit us to maintain a significant strategic advantage.

We are extremely pleased with the continued commitment from our bank group and the strong results of our spring borrowing base redetermination, despite the significantly lower bank price decks utilized by the lenders this spring. While our Appalachian peers have experienced an approximately 12% average reduction in their borrowing base this spring, the outcome of Montage’s spring borrowing base redetermination reinforces the strength of our asset base and underlying value of the expected future cash flows.  The Company’s pro forma liquidity (reflecting the $475 million borrowing base) remains in excess of $300 million as we execute on our 2020 development plan that targets free cash flow generation. Finally, we believe our strong hedge book remains a key element of our strategy, with approximately 66% of our natural gas hedged and approximately 61% of our oil hedged (based on our revised production profile) for 2020, providing us with a high level of   cash flow certainty and confidence in the long-term health of our balance sheet.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of March 31, 2020:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	50,000	April 2020 – December 2020	$2.67
	100,000	April 2020 – June 2020	$2.69
	30,000	July 2020 – December 2020	$2.60
	25,000	April 2020 – March 2021	$2.60
	70,000	July 2020 – March 2021	$2.52
	50,000	October 2020 – March 2021	$2.65
	50,000	January 2021 – March 2022	$2.51
Natural Gas Collars:
Floor purchase price (put)	50,000	April 2020 – December 2020	$2.49
Ceiling sold price (call)	50,000	April 2020 – December 2020	$2.88
Floor purchase price (put)	15,000	April 2020 – June 2020	$2.50
Ceiling sold price (call)	15,000	April 2020 – June 2020	$2.80
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	April 2020 – December 2020	$2.70
Floor sold price (put)	30,000	April 2020 – December 2020	$2.40
Ceiling sold price (call)	30,000	April 2020 – December 2020	$3.05
Floor purchase price (put)	50,000	April 2020 – June 2020	$2.82
Floor sold price (put)	50,000	April 2020 – June 2020	$2.40
Ceiling sold price (call)	50,000	April 2020 – June 2020	$3.11
Floor purchase price (put)	45,000	January 2021 – December 2021	$2.55
Floor sold price (put)	45,000	January 2021 – December 2021	$2.25
Ceiling sold price (call)	45,000	January 2021 – December 2021	$2.81
Natural Gas Call/Put Options:
Floor sold price (put)	50,000	April 2020 – December 2020	$2.30
Floor sold price (put)	50,000	April 2020 – June 2020	$2.25
Swaption sold price (call)	50,000	January 2021 – December 2021	$2.75
Swaption sold price (call)	50,000	January 2022 – December 2022	$3.00
Floor sold price (put)	50,000	January 2021 – March 2022	$2.00
Ceiling sold price (call)	50,000	January 2022 – December 2022	$3.00
Ceiling sold price (call)	50,000	January 2023 – December 2023	$3.00
Basis Swaps:
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	April 2020 – December 2020	$(0.59)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,500	April 2020 – December 2020	$57.07
	1,000	July 2020 – December 2020	$56.53
	250	July 2020 – March 2021	$53.20
	250	January 2021 – March 2021	$53.00
Oil Collars:
Floor purchase price (put)	500	April 2020 – December 2020	$50.00
Ceiling sold price (call)	500	April 2020 – December 2020	$64.00
Floor purchase price (put)	500	July 2020 – December 2020	$52.00
Ceiling sold price (call)	500	July 2020 – December 2020	$60.00
Oil Three-way Collars:
Floor purchase price (put)	2,000	April 2020 – June 2020	$62.50
Floor sold price (put)	2,000	April 2020 – June 2020	$55.00
Ceiling sold price (call)	2,000	April 2020 – June 2020	$74.00
Oil Call/Put Options:
Swaption sold price (call)	500	January 2021 – December 2021	$56.80
Floor sold price (put)	500	July 2020 – December 2020	$45.00

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	750	April 2020 – December 2020	$21.46

Subsequent to the End of the First Quarter:

The below table illustrates the Company’s hedging activities subsequent to the end of the first quarter 2020:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	30,000	July 2020 – September 2020	$2.12
	25,000	April 2021 – March 2022	$2.47
Natural Gas Collars:
Floor purchase price (put)	25,000	January 2021 – December 2021	$2.15
Ceiling sold price (call)	25,000	January 2021 – December 2021	$3.03
Natural Gas Call/Put Options:
Floor sold price (put)	15,000	July 2020 – September 2020	$1.60

Guidance

The Company is providing updated full year 2020 guidance as set forth in the table below (updated guidance in italics).  The Company currently believes that its second quarter 2020 production will average between 480 - 500 MMcfe per day.

FY 2020
Production MMcfe/d	555 - 575
% Gas	81% - 83%
% NGL	10% - 12%
% Oil	6% - 8%
Gas Price Differential ($/Mcf)[1,2]	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[1,3]	$(5.00) - $(6.00)
NGL Prices (% of WTI)[1]	35% - 45%
Cash Production Costs ($/Mcfe)[4]	$1.25 - $1.35
Cash G&A ($mm)[5]	$31 - $35
CAPEX ($mm)	$130 - $150
[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Includes the impact of declining WTI price on reported oil differential in first quarter of 2020; expected oil differential for remaining nine months of 2020 is approximately $7.50 - $8.50 ($/Bbl)
[4]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[5]

Non-GAAP financial measure which excludes stock-based compensation expense, merger related expenses and severance. See reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s first quarter 2020 financial and operational results is scheduled for Friday, May 8, 2020, at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources First Quarter 2020 Earnings Call. A replay of the call will be available through July 8, 2020. To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13702797. A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com. The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,308	$12,056
Accounts receivable	60,621	77,402
Assets held for sale	843	1,047
Other current assets	60,739	35,509
Total current assets	129,511	126,014

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	496,817	508,576
Proved oil and gas properties, net	1,259,704	1,251,105
Other property and equipment, net	11,007	11,226
Total property and equipment, net	1,767,528	1,770,907

OTHER NONCURRENT ASSETS
Other assets	6,305	7,616
Operating lease right-of-use assets	34,500	36,975
Assets held for sale	2,907	9,665
TOTAL ASSETS	$1,940,751	$1,951,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$136,491	$119,907
Accrued capital expenditures	26,534	43,500
Accrued liabilities	26,455	53,866
Accrued interest payable	11,347	21,308
Liabilities associated with assets held for sale	2,505	2,815
Operating lease liability	12,969	12,666
Total current liabilities	216,301	254,062

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	501,234	500,541
Revolving credit facility	150,000	130,000
Asset retirement obligations	30,381	29,877
Other liabilities	13,114	8,029
Operating lease liability	21,873	24,569
Liabilities associated with assets held for sale	7,169	7,013
Total liabilities	940,072	954,091
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 35,804,544 and 35,770,934 shares issued and outstanding, respectively	383	383
Additional paid in capital	2,353,169	2,352,309
Treasury stock, shares at cost; 2,528,440 and 2,508,485 shares, respectively	(10,144)	(10,049)
Accumulated deficit	(1,342,729)	(1,345,557)
Total stockholders’ equity	1,000,679	997,086
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,940,751	$1,951,177

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
REVENUES
Natural gas, oil and natural gas liquids sales	$123,871	$131,828
Brokered natural gas and marketing revenue	9,488	9,530
Other revenue	66	139
Total revenues	133,425	141,497

OPERATING EXPENSES
Lease operating	12,043	7,525
Transportation, gathering and compression	54,124	41,168
Production and ad valorem taxes	4,868	2,848
Brokered natural gas and marketing expense	9,258	9,459
Depreciation, depletion, amortization and accretion	44,135	29,897
Exploration	13,271	16,789
General and administrative	9,880	28,930
Loss on sale of assets	554	2
Other expense	16	24
Total operating expenses	148,149	136,642
OPERATING INCOME (LOSS)	(14,724)	4,855
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	40,131	(4,931)
Interest expense, net	(14,834)	(13,840)
Other income	12	—
Total other income (expense), net	25,309	(18,771)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,585	(13,916)
Income tax benefit (expense)	—	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	10,585	(13,916)
Loss from discontinued operations, net of income tax	(7,757)	(182)
NET INCOME (LOSS)	$2,828	$(14,098)

EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Basic:
Weighted average common stock outstanding	35,772	25,564
Income (loss) from continuing operations	$0.30	$(0.54)
Loss from discontinued operations	(0.22)	(0.01)
Net income (loss)	$0.08	$(0.55)

Diluted:
Weighted average common stock outstanding	35,858	25,564
Income (loss) from continuing operations	$0.30	$(0.54)
Loss from discontinued operations	(0.22)	(0.01)
Net income (loss)	$0.08	$(0.55)

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus or minus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue and other revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
$ thousands	2020	2019
Total revenues	$133,425	$141,497
Net cash receipts (payments) on derivative instruments	18,236	(3,186)
Brokered natural gas and marketing revenue	(9,488)	(9,530)
Other revenue	(66)	(139)
Adjusted revenue	$142,107	$128,642

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) from continuing operations before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) from continuing operations as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss) from continuing operations before income taxes for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
$ thousands	2020	2019
Income (loss) from continuing operations before income taxes, as reported	$10,585	$(13,916)
(Gain) loss on derivative instruments	(40,131)	4,931
Net cash receipts (payments) on settled derivatives	18,236	(3,186)
Stock-based compensation	860	6,001
Impairment of unproved properties	10,720	9,600
Loss on sale of assets	554	2
Merger-related expenses	190	14,583
Severance	224	—
Income before income taxes, as adjusted	1,238	18,015
Adjusted net income	$1,238	$18,015

Net income (loss) per common share
Basic	$0.08	$(0.55)
Diluted	$0.08	$(0.55)

Adjusted net income per common share
Basic	$0.03	$0.70
Diluted	$0.03	$0.70

Weighted average common shares outstanding
Basic	35,772	25,564
Diluted	35,858	25,711

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense or interest income; income taxes; write down of abandoned leases; impairments; depreciation, depletion, amortization and accretion; gain or loss on derivative instruments; net cash receipts or payments on settled derivative instruments, and premiums paid or received on options that settled during the period; non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended March 31,
$ thousands	2020	2019
Net income (loss)	$2,828	$(14,098)
Depreciation, depletion, amortization and accretion	44,135	29,897
Exploration expense	13,271	16,789
Stock-based compensation	860	6,001
Loss on sale of assets	554	2
(Gain) loss on derivative instruments	(40,131)	4,931
Net cash receipts (payments) on settled derivatives	18,236	(3,186)
Interest expense, net	14,834	13,840
Other income	(12)	—
Merger-related expenses	190	14,583
Loss from discontinued operations[1]	7,757	182
Severance	224	—
Adjusted EBITDAX	$62,746	$68,941

[1]	Includes a $6.8 million non-cash impairment of proved properties held for sale

Cash General and Administrative Expenses

Cash general and administrative expenses is a non-GAAP financial measure used by the Company to provide a measure of administrative expenses used by many investors and in published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended March 31,		Guidance
$ thousands	2020	2019	For the Year Ending December 31, 2020
General and administrative expenses, estimated to be reported	$9,880	$28,930	$36,000-$43,000
Stock-based compensation expenses	(860)	(6,001)	(5,000 - 7,000)
Cash general and administrative expenses	$9,020	$22,929	$31,000-$36,000
Merger-related expenses	(190)	(14,583)	(0 - 1,000)
Severance	(224)	—	—
Cash general and administrative expenses, excluding merger-related expenses and severance	$8,606	$8,346	$31,000-$35,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 195,000 net effective core undeveloped acres currently focused on the Utica and Marcellus Shales of Southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release, including statements regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, and plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “goal,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” ”efforts,” “continue,” “position,” “potential,” “committed,” “target, ”project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 10, 2020 (the “2019 Annual Report”) and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing properties and timing related thereto; realized natural gas, NGLs and oil prices and the volatility of those prices; write-downs of natural gas and oil asset values due to declines in commodity prices; timing and amount of future production of natural gas, NGLs and oil; hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions leasehold and business acquisitions and joint ventures; leasehold terms expiring before production can be established and costs to extend such terms  the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, the severity and continued duration of the COVID-19 pandemic, related economic effects and the resulting negative impact on the demand for natural gas, NGLs and oil; operational challenges relating to the COVID-19 pandemic, including logistical challenges, protecting the health and well-being of the Company’s employees, remote work arrangements, performance of counterparty contracts and supply chain disruptions; legal and environmental risks; drilling and other operating risks; regulatory changes, including U.S. federal, state and local tax regulatory changes; commodity price volatility and declines in the price of natural gas, NGLs, and oil; inflation; lack of availability of drilling, production and processing equipment and services; counterparty credit risk; the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital; risks associated with the Company’s level of indebtedness; the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2019 Annual Report and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

469-444-1736

dkris@mresources.com